Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

To Deposit Common Shares
of
Wheaton River Minerals Ltd.
Pursuant to the Offer to Purchase Dated August 23, 2004
by
Coeur d’Alene Mines Corporation
Coeur d’Alene Mines Holdings Company
Coeur d’Alene Canadian Acquisition Corporation
and
Coeur d’Alene Acquisition ULC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON SEPTEMBER 30, 2004, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

The Bank of New York

By Mail: The Bank of New York Wheaton River Minerals Ltd. P.O. Box 859208 Braintree, MA 02185-9208	By Hand: The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window Street Level New York, NY 10286	By Overnight Delivery: The Bank of New York Wheaton River Minerals Ltd. 161 Bay State Road Braintree, MA 02184

By Facsimile Transmission: (for Eligible Institutions Only) (781) 380-3388	By Confirmation Receipt of Facsimile by Telephone Only: (781) 843-1833 Ext. 0

      Delivery of this Letter of Transmittal to an address other than as set forth above, or transmissions of instructions via a facsimile number other than as set forth above, will not constitute a valid delivery. The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. You must sign this Letter of Transmittal in the appropriate space provided therefor, with signature guarantee if required, and complete either the substitute form W-9 or the applicable form W-8 set forth below. See Instruction 9.

DESCRIPTION OF COMMON SHARES DEPOSITED

Common Share Certificate(s) and Common				Name(s) and address(es) of registered holder(s)
Share(s) deposited (attach additional list if				(Please fill in, if blank, exactly as name(s) appear(s) on
necessary)				Common Share Certificate(s))

Total
Number
of Common
Common	Shares	Number of
Share	Represented	Common	Cost of
Certificate	by	Share(s)	Common
Number(s)*	Certificate(s)	Deposited**	Shares***

Total Common Shares

* Need not be completed by shareholder delivering by book-entry transfer.
** Unless otherwise indicated it will be assumed that all Common Shares evidenced by any certificates delivered to the Depositary are being deposited. See Instruction 4.
*** This information is necessary because our tax basis in your Common Shares for United States Federal income tax purposes may be determined by reference to your tax basis in such Common Shares (which is generally the price that you paid for such Common Shares).

Pursuant to the offer to purchase all outstanding Wheaton common shares dated August 23, 2004 (the “Offer to Purchase”), Wheaton shareholders who accept the Offer to Purchase can choose to receive in exchange for the Wheaton common shares deposited (referred to as “Common Shares” in this Letter of Transmittal) either (i) Cdn$5.47 in cash, subject to proration if Wheaton shareholders request in the aggregate more than the Tender Cash Maximum (as defined below), (ii) 0.796 shares of common stock of Coeur d’Alene Mines Holdings Company (“New Coeur”), or (iii) 0.796 exchangeable shares (“Exchangeable Shares”) of Coeur d’Alene Canadian Acquisition Corporation (“Canadian Exchange Co.”), by checking the boxes below. The maximum aggregate amount of cash that is available under the Offer to Purchase (referred to as the “Tender Cash Maximum”) is the product of (i) Cdn$570 million and (ii) a fraction, the numerator of which is the number of Common Shares properly deposited under the Offer to Purchase and not withdrawn, and the denominator of which is the number of Common Shares outstanding at the time Common Shares are taken up and paid for under the Offer to Purchase. If there is not enough cash available to pay for all Common Shares for which a cash election is made, the amount of cash will be subject to proration and shareholders electing to receive cash will also receive a prorated amount of stock. If there is proration, the number of shares of New Coeur common stock or Exchangeable Shares that will be issued in respect of each Common Share for which a cash election is made will be 0.796 multiplied by a fraction, the numerator of which is Cdn$5.47 minus the amount of cash paid per Common Share deposited, and the denominator of which is Cdn$5.47.

Note that if you make a cash election and do not specify what type of stock you want if there is not enough cash to pay for all of your Common Shares, you will receive New Coeur common stock in addition to the prorated amount of cash received. Similarly, if you do not check a box electing a specific type of consideration, you will be deemed to have elected to receive shares of New Coeur common stock. PLEASE CAREFULLY FILL OUT THIS FORM, AS IT DETERMINES WHAT FORM OF CONSIDERATION YOU RECEIVE IN EXCHANGE FOR YOUR COMMON SHARES.

CONSIDERATION ELECTIONS

Cash Election

☐ I want to receive Cdn$5.47 in CASH for each of my Wheaton Common Shares, subject to proration if Wheaton shareholders request in the aggregate more than the Tender Cash Maximum	☐ If there is not enough cash to pay for all my Wheaton Common Shares, I want to receive EXCHANGEABLE SHARES of Canadian Exchange Co. in addition to the prorated amount of cash that I will receive
☐ If there is not enough cash to pay for all my Wheaton Common Shares, I want to receive NEW COEUR COMMON STOCK in addition to the prorated amount of cash that I will receive

Stock Election

☐ I want to receive 0.796 shares of NEW COEUR COMMON STOCK for each of my Wheaton Common Shares

☐ I want to receive 0.796 EXCHANGEABLE SHARES of CANADIAN EXCHANGE CO. for each of my Wheaton Common Shares

      This Letter of Transmittal is to be completed by shareholders, either if Common Share Certificates (as defined below) are to be forwarded herewith or, unless an Agent’s Message is utilized (as defined below), if deposits of Common Shares are to be made by book-entry transfer into the account of The Bank of New York, as Depositary (the “Depositary”), at The Depositary Trust Company (the “Book-Entry Transfer Facility”). An “Agent’s Message” is a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a book-entry confirmation, that states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility depositing the Common Shares that are the subject of that book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that the Offerors (as defined below) may enforce that agreement against the participant. Shareholders who deposit Common Shares by book-entry transfer are referred to herein as “Book-Entry Shareholders.” Shareholders whose Common Share Certificates are not immediately available or who cannot deliver their Common Share Certificates and all other required documents to the Depositary on or prior to the expiration time for the Offer to Purchase, or who cannot complete the procedure for book-entry transfer on a timely basis, must deposit their Common Shares according to the guaranteed delivery procedure. See “OFFER TO PURCHASE — Manner of Acceptance — Procedure for Guaranteed Delivery” in the Offer to Purchase and Instruction 2 to this Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

SPECIAL DEPOSIT INSTRUCTIONS

☐	CHECK HERE IF COMMON SHARES ARE BEING DEPOSITED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER COMMON SHARES BY BOOK-ENTRY TRANSFER):

Name of Depositing Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF COMMON SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING (please enclose a photocopy of the notice of guaranteed delivery):

Name(s) of Registered Owner(s):

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED ON PAGE 8

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

      The undersigned hereby deposits to each of Coeur d’Alene Mines Corporation (“Coeur”), Coeur d’Alene Mines Holdings Company (“New Coeur”), Coeur d’Alene Acquisition ULC (“Nova Scotia ULC”) and Coeur d’Alene Canadian Acquisition Corporation (each, an “Offeror” and collectively, the “Offerors”), together having made the Offer to Purchase, dated August 23, 2004 (the “Offer to Purchase”), the above described Common Shares of Wheaton River Minerals Ltd. (the “Company, and the certificates representing such Common Shares, the “Common Share Certificates”), for the cash and/or stock consideration indicated by the undersigned’s elections on this Letter of Transmittal (or, if no election is indicated, in exchange for 0.796 shares of New Coeur common stock per Company Common Share deposited), less any required withholding of taxes and without the payment of interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”).

      Subject to, and effective upon, acceptance for payment of the Common Shares deposited herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Offerors all right, title and interest in and to all Common Shares deposited hereby and any and all dividends, distributions, rights, other Common Shares or other securities issued, paid or distributed or issuable, payable or distributable in respect of such Common Shares on or after the expiration time for the Offer to Purchase, and prior to the transfer to the name of the applicable Offeror (or a nominee or transferee of such Offeror) on the Company’s stock transfer records of the Common Shares deposited herewith (collectively, a “Distribution”), and irrevocably appoints the Depositary the true and lawful agent, attorney-in-fact and proxy of the undersigned with respect to such Common Shares (and any Distribution), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

•	deliver such Common Share Certificates (and any Distribution) to the Depositary for the account of the Offerors or transfer ownership of such Common Shares (and any Distribution) on the account books maintained by the Book-Entry Transfer Facility, together, in either case, with appropriate evidences of transfer;

•	present such Common Shares (and any Distribution) for transfer on the books of the Company; and

•	receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Shares (and any Distribution), all in accordance with the terms and subject to the conditions of the Offer.

      The undersigned hereby irrevocably appoints the designees of the Offerors as such undersigned’s agents, attorneys-in-fact and proxies, with full power of substitution, to the full extent of the undersigned’s rights with respect to the Common Shares (and any Distribution) deposited by the undersigned and accepted for payment by Offeror. All such powers of attorney and proxies shall be considered irrevocable and coupled with an interest. Such appointment will be effective when, and only to the extent that, the Offerors accept such Common Shares for payment. Upon such acceptance for payment, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Common Shares (and any Distribution) will be revoked without further action, and no subsequent powers of attorney or proxies may be given nor any subsequent written consents executed (and, if given or executed, will not be deemed effective) with respect to the Common Shares deposited (and any related Distribution). The designees of the Offerors will, with respect to the Common Shares (and any Distribution) for which such appointment is effective, be empowered to exercise all voting and other rights of the undersigned as the designees in their sole discretion may deem proper at any annual or special meeting of Company shareholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting, or otherwise. Each Offeror reserves the right to require that, in order for the Common Shares to be deemed validly deposited, immediately upon the Offerors’ acceptance of such Common Shares, Offeror must be able to exercise full voting rights with respect to such Common Shares (and any Distribution), including, without limitation, voting at any meeting of shareholders.

      The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to deposit, sell, assign and transfer the undersigned’s Common Shares deposited hereby (and any related Distribution), and (b) when the Common Shares are accepted for payment by the Offerors, the Offerors will acquire good, marketable and unencumbered title to the Common Shares (and any related Distribution), free and clear of all liens, claims, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim and will not have been transferred to the Offerors in violation of any contractual or other restriction on the transfer thereof. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or any Offeror to be necessary or desirable to complete the sale, assignment and transfer of the Common Shares (and any Distribution) deposited hereby. In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of the Offerors any and all Distributions in respect of the Common Shares deposited hereby, accompanied by appropriate documentation of transfer, and, pending such remittance or appropriate assurance thereof, the Offerors will be, subject to applicable law, entitled to all rights and privileges as the owner of any such Distribution and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by the Offerors, in their sole discretion.

      All authority herein conferred or agreed to be conferred shall not be affected by and shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

      Deposits of Common Shares made pursuant to the Offer are irrevocable, except that Common Shares deposited pursuant to the Offer may be withdrawn at any time prior to the expiration time for the Offer to Purchase, and, unless theretofore accepted for payment by the Purchaser pursuant to the Offer, may also be withdrawn at any time before the Common Shares are taken up and if the Common Shares have not been paid for within three business days after being taken up. See “OFFER TO PURCHASE — Right to Withdraw” in the Offer to Purchase.

      The undersigned understands that deposits of Common Shares pursuant to any of the procedures described in “OFFER TO PURCHASE — Manner of Acceptance” in the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Offerors upon the terms and subject to the conditions set forth in the Offer, including the undersigned’s representation that the undersigned owns the Common Shares being deposited.

      The Offerors reserve the right to determine which of the Offerors will take up individual Common Shares deposited under the offer to purchase. The Offerors expect that Canadian Exchange Co. will take up any Common Shares in respect of which Exchangeable Shares are issued as full or partial consideration and that Nova Scotia ULC will take up any Common Shares in respect of which shares of New Coeur common stock are issued as full or partial consideration. The Offerors expect that Nova Scotia ULC will take up any Common Shares in respect of which cash is the full consideration. In any such event, each of the Offerors will take appropriate steps to ensure that the proper consideration is available from the specific Offeror taking up Common Shares pursuant to the offer to purchase.

      Unless otherwise indicated herein under “Special Payment Instructions,” any check for the cash portion of the purchase price (or cash paid in lieu of fractional shares and/or any certificate(s) for Common Shares not deposited or not accepted for payment will be issued in the name(s) of the registered holder(s) appearing under “Description of Common Shares Deposited.” Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” any check for the cash portion of the purchase price (or any cash paid in lieu of fractional shares) and/or any Common Share Certificate(s) not deposited or not accepted for payment (and accompanying documents, as appropriate) will be delivered to the address(es) of the registered holder(s) appearing under “Description of Common Shares Deposited.” If both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, any check for the cash portion of the purchase price (or any cash paid in lieu of fractional shares) and/or any Common Share Certificate(s) not deposited or accepted for payment in the name of, will be issued and/or delivered to, the person or persons so indicated. Unless otherwise indicated herein under “Special Payment Instructions,” any Common Shares deposited herewith by book-entry transfer that are not accepted for payment will be credited to the account at the Book-Entry Transfer Facility designated above. The undersigned recognizes that no Purchaser has any obligation, pursuant to the Special Payment Instructions, to transfer any Common Shares from the name(s) of the registered holder(s) thereof if the Offerors do not accept for payment any of the Common Shares so deposited.

☐	CHECK HERE IF ANY COMMON SHARE CERTIFICATES REPRESENTING COMMON SHARES THAT YOU OWN HAVE BEEN LOST, STOLEN OR DESTROYED AND SEE INSTRUCTION 11.

Number of Common Shares represented by lost, stolen or destroyed Common Share Certificates:

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 4, 6 and 7)

   To be completed ONLY if Common Share Certificate(s) not deposited or not accepted for payment and/or the check for the cash portion of the purchase price for Common Shares accepted for payment (or cash paid in lieu of fractional shares) are to be issued in the name of someone other than the undersigned or if Common Shares deposited by book-entry transfer that are not accepted for payment are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than that designated above.

Issue ☐ Check ☐	Common Share Certificate(s) to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)
(See Substitute Form W-9 Included Herein)

☐	Credit Common Shares deposited by book-entry transfer that are not accepted for payment to the account set forth below:

(Depositary Account Number)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 4, 6 and 7)

   To be completed ONLY if Common Share Certificate(s) not deposited or not accepted for payment and/or the check for the cash portion of the purchase price for Common Shares accepted for payment (or cash paid in lieu of fractional shares) are to be issued in the name of someone other than the undersigned or to the undersigned at an address other than that shown above.

Issue ☐ Check ☐	Common Share Certificate(s) to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)
(See Substitute Form W-9 Included Herein)

SIGN HERE

AND COMPLETE ACCOMPANYING SUBSTITUTE FORM W-9

Signature(s) of Holder(s)
(See guarantee requirement below)

Dated: ______________________________, 2004

(Must be signed by registered holder(s) exactly as name(s) appear(s) on Common Share Certificate(s). If signed by person(s) to whom the Common Shares represented hereby have been assigned or transferred as evidenced by endorsement or stock powers transmitted herewith, the signatures must be guaranteed. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or any other person acting in a fiduciary or representative capacity, please provide the following information. See Instructions 1, 2, 3 and 5 to this Letter of Transmittal.)

Name(s):

(Please Print)

Capacity (full title):

Address:

(Zip Code)

Area Code and Telephone Number:

Taxpayer Identification Number or Social Security Number:

SIGNATURE GUARANTEES

(SEE INSTRUCTIONS 1, 2 AND 5)

Authorized Signature:

Name:

(Please Print)

Capacity (full title):

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone Number:

Dated: ______________________________, 2004

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

      1. Signature Guarantees. No signature guarantee is required on this Letter of Transmittal if: (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Common Shares) of Common Shares deposited herewith, unless such holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions,” or (b) such Common Shares are deposited for the account of a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) (each of the foregoing, an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of this Letter of Transmittal.

      2. Requirements of Deposit. This Letter of Transmittal is to be completed by Company shareholders either if Common Share Certificates are to be forwarded herewith or, unless an Agent’s Message is utilized, if deposits are to be made pursuant to the procedure for deposit by book-entry transfer described in the Offer to Purchase. Common Share Certificates evidencing deposited Common Shares, or timely confirmation (a “Book-Entry Confirmation”) of a book-entry transfer of Common Shares into the Depositary’s account at the Book-Entry Transfer Facility, as well as this Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, with any required signature guarantees, or an Agent’s Message in connection with a book-entry transfer, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein on or prior to the expiration time for the Offer to Purchase. Shareholders whose Common Share Certificates are not immediately available or who cannot deliver their Common Share Certificates and all other required documents to the Depositary on or prior to the expiration time for the Offer to Purchase or who cannot complete the procedure for delivery by book-entry transfer on a timely basis may deposit their Common Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in “OFFER TO PURCHASE — Manner of Acceptance — Procedure for Guaranteed Delivery” in the Offer to Purchase. Pursuant to such procedure: (a) the deposit must be made by or through an Eligible Institution; (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by the Offerors, must be received by the Depositary on or prior to the expiration time for the Offer to Purchase; and (c) the Common Share Certificates (or a Book-Entry Confirmation) representing all deposited Common Shares in proper form for transfer, in each case, together with this Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry delivery, an Agent’s Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary on or before 4:30 p.m. (local time at the place of deposit) on the third trading day on the Toronto Stock Exchange after the date on which the expiration time occurred. If Common Share Certificates are forwarded separately in multiple deliveries to the Depositary, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) must accompany each such delivery.

      The method of delivery of this Letter of Transmittal, Common Share Certificates and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the option and risk of the depositing shareholder. Delivery will be deemed made only when actually received by the Depositary (including, in the case of book-entry transfer, by Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested and properly insured is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. No alternative, conditional or contingent deposits will be accepted and no fractional Common Shares will be purchased or issued pursuant to the Offer. Instead, cash will be paid in lieu of fractional shares that otherwise would be issued pursuant to the Offer, as described in the Offer to Purchase. All depositing shareholders, by executing this Letter of Transmittal (or a facsimile hereof if by an Eligible Institution), waive any right to receive any notice of the acceptance of their Common Shares for payment.

      3. Inadequate Space. The Common Share Certificate numbers and/or the number of Common Shares and any other required information should be listed on a separate signed schedule attached hereto if the space provided herein is inadequate.

      4. Partial Deposits (Not Applicable to Shareholders Who Deposit by Book-Entry Transfer). If fewer than all the Common Shares evidenced by any Common Share Certificate submitted are to be deposited, fill in the number of Common Shares which are to be deposited in the box entitled “Number of Common Shares Deposited” in the “Description of Common Shares Deposited.” In such cases, new Common Share Certificates for the Common Shares that were evidenced by your old Common Share Certificates, but were not deposited by you, will be sent to you, unless otherwise provided in the “Special Payment Instructions” or “Special Delivery Instructions” box on this Letter of Transmittal, as soon as practicable after the expiration time for the Offer to Purchase. All Common Shares represented by Common Share Certificates delivered to the Depositary will be deemed to have been deposited unless otherwise indicated.

      5. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Common Shares deposited hereby, the signature(s) must correspond with the name(s) as written on the face of the Common Share Certificate(s) without alteration, enlargement or any change whatsoever.

      If any Common Shares deposited hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any deposited Common Shares are registered in different names on several Common Share Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Common Share Certificates.

      If this Letter of Transmittal or any Common Share Certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should indicate the relevant capacity when signing, and proper evidence satisfactory to Offerors of their authority so to act must be submitted.

      If this Letter of Transmittal is signed by the registered holder(s) of the Common Shares listed and transmitted hereby, no endorsements of Common Share Certificates or separate stock powers are required unless payment is to be made to, or Common Share Certificates for Common Shares not deposited or not purchased are to be issued in the name of, a person other than the registered holder(s). In such latter case, signatures on the Common Share Certificates or stock powers must be guaranteed by an Eligible Institution.

      If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Common Share Certificate(s) listed, the Common Share Certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the Common Share Certificate(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

      6. Stock Transfer Taxes. Except as otherwise provided in this Instruction 6, each Offeror will pay any stock transfer taxes with respect to the transfer and sale of Common Shares to it or its order pursuant to the Offer. However, if payment of the purchase price is to be made to, or if Common Share Certificates for Common Shares not deposited or accepted for payment are to be registered in the name of, any person other than the registered holder(s), or if deposited Common Share Certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes payable on account of the transfer to such person (whether imposed on the registered holder(s) or such person) will be deducted from the purchase price, unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted to the Offeror. Except as otherwise provided in this Instruction 6, it will not be necessary to affix transfer tax stamps to the Common Share Certificate(s) listed in this Letter of Transmittal.

      7. Special Payment and Delivery Instructions. If a check is to be issued in the name of, and/or Common Share Certificates for Common Shares not deposited or not accepted for payment are to be issued or returned to, a person other than the person(s) signing this Letter of Transmittal or if a check and/or such Common Share Certificates are to be returned to a person other than the person(s) signing this Letter of Transmittal or to an address other than that shown in this Letter of Transmittal, the “Special Payment Instructions” or “Special Delivery Instructions” boxes, as applicable, on this Letter of Transmittal must be completed. A Book-Entry Shareholder may request that Common Shares not accepted for payment be credited to the account maintained at the Book-Entry Transfer Facility as such Book-Entry Shareholder may designate under “Special Payment Instructions.” If no such instructions are given, such Common Shares not accepted for payment will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

      8. Waiver of Conditions. Subject to any limitations on waiver described in the Offer to Purchase or imposed by applicable law, the conditions of the Offer may be waived by Coeur, on behalf of the Offerors, in whole or in part at any time and from time to time in its sole discretion.

      9. Backup Withholding. Under U.S. federal income tax law, a shareholder whose deposited Common Shares are accepted for payment pursuant to the Offer may be subject to backup withholding at a rate of 28%.

U.S. Residents

      To prevent backup withholding, a shareholder that is a resident of the United States for United States federal income tax purposes is required to notify the Depositary of the shareholder’s current taxpayer identification number (“TIN”) by completing the enclosed Substitute Form W-9, certifying that the TIN provided on that form is correct (or that such shareholder is awaiting receipt of a TIN), and that (i) the shareholder has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) after being so notified, the Internal Revenue Service has notified the shareholder that the shareholder is no longer subject to backup withholding. If the Depositary is not provided with the correct TIN, such shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such shareholder pursuant to the Offer may be subject to backup withholding (see below).

      Each shareholder is required to give the Depositary the TIN (e.g., Social Security number or employer identification number) of the record holder of the Common Shares. If the Common Shares are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report. A shareholder who does not have a TIN may check the box in Part 3 of the Substitute Form W-9 if such shareholder has applied for a number or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the shareholder must also complete the “Certificate of Awaiting Taxpayer Identification Number” below in order to avoid backup withholding. If the box is checked, payments made will be subject to backup withholding unless the shareholder has furnished the Depositary with his or her TIN by the time payment is made. A shareholder who checks the box in Part 3 in lieu of furnishing a TIN should furnish the Depositary with the shareholder’s TIN as soon as it is received.

      Certain shareholders (including, among others, all corporations) are not subject to these backup withholding requirements. To avoid possible erroneous backup withholding, a shareholder who is a resident of the United States for United States federal income tax purposes and is exempt from backup withholding should complete the Substitute Form W-9 by providing his or her correct TIN, signing and dating the form, and writing “exempt” on the face of the form.

Non-U.S. Residents

      A shareholder who is not a resident of the United States for United States federal income tax purposes should submit to the Depositary the appropriate Form W-8. Generally, a foreign individual or a foreign corporation that is not a pass-through entity for U.S. federal income tax purposes and is not engaged in a trade or business within the United States would provide a W-8BEN. A foreign entity that is a pass-through entity for U.S. federal income tax purposes and is not engaged in a trade or business within the United States would generally provide a W-8BEN and/or a W-8IMY (which may require an additional W-8BEN for its beneficial owners), depending on its particular circumstances. A foreign individual or a foreign entity that is engaged in a trade or business within the United States may be required to provide a W-8ECI. The form W-8BEN is enclosed herein. The forms W-8IMY and W-8ECI will be provided to you by the Depositary upon request.

      All shareholders are encouraged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements and to determine which form should be used to avoid backup withholding.

      If backup withholding applies, the Depositary is required to withhold 28% of any payments to be made to the shareholder. Backup withholding is not an additional tax. Rather, the U.S. tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Depositary cannot refund amounts withheld by reason of backup withholding.

      10. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to the Dealer Managers or the Information Agent at their respective addresses and telephone numbers set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery also may be obtained from the Information Agent or from brokers, dealers, commercial banks or trust companies.

      11. Lost, Destroyed or Stolen Certificates. If any Common Share Certificate has been lost, destroyed or stolen, the shareholder should promptly notify the Company. The shareholder then will be instructed as to the steps that must be taken in order to replace the Common Share Certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Common Share Certificates have been followed.

      Important: This Letter of Transmittal (or a facsimile hereof), together with Common Share Certificates or confirmation of book-entry transfer or the Notice of Guaranteed Delivery, and all other required documents, must be received by the Depositary on or prior to the expiration time for the Offer to Purchase.

The Bank of New York:

SUBSTITUTE Form W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number (“TIN”)

Department of the Treasury Internal Revenue Service	Part 2 — Certification —

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) after being so notified, the IRS has notified me that I am no longer subject to backup withholding.	Part 3 — Awaiting TIN ☐

The Bank of New York’s Request for Taxpayer Identification Number (“TIN”)	Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2) above.
Signature:
Name:
Date:
, 2004
Address:
(Please Print)

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

      I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature: ________________________________________ Date: __________ , 2004

Form W-8BEN (Rev. December 2000) Department of the Treasury Internal Revenue Service	Certificate of Foreign Status of Beneficial Owner
for United States Tax Withholding
▶  Section references are to the Internal Revenue Code.▶  See separate instructions.
▶ Give this form to the withholding agent or payer. Do not send to the IRS.	OMB No. 1545-1621

Do not use this form for:	Instead, use Form:
• A U.S. citizen or other U.S. person, including a resident alien individual	W-9
• A person claiming an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States	W-8ECI
• A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)	W-8ECI or W-8IMY
• A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)	W-8ECI or W-8EXP
Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.
• A person acting as an intermediary	W-8IMY
Note: See instructions for additional exceptions.

 Part I     Identification of Beneficial Owner (See instructions)

1	Name of individual or organization that is the beneficial owner	2 Country of incorporation or organization

3	Type of beneficial owner:	☐ Individual	☐ Corporation	☐ Disregarded entity	☐ Partnership	☐ Simple trust
	☐ Grantor trust	☐ Complex trust	☐ Estate	☐ Government	☐ International organization
	☐ Central bank of issue	☐ Tax-exempt organization	☐ Private foundation

4	Permanent resident address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.

	City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)

5	Mailing address (if different from above)

	City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)

6	U.S. taxpayer identification number, if required (see instructions)	7 Foreign tax identifying number, if any (optional)
☐ SSN or ITIN ☐ EIN

8	Reference number(s) (see instructions)

 Part II     Claim of Tax Treaty Benefits (if applicable)

9	I certify that (check all that apply):
a	☐ The beneficial owner is a resident of ................. within the meaning of the income tax treaty between the United States and that country.
b	☐ If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).
c	☐ The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).
d	☐ The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).
e	☐ The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.
10	Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article ............. of the treaty identified on line 9a above to claim a .............% rate of withholding on (specify type of income): ......................... ..... .
Explain the reasons the beneficial owner meets the terms of the treaty article: ......................................

 Part III     Notional Principal Contracts

11	☐ I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

 Part IV    Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

•	I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,
•	The beneficial owner is not a U.S. person,
•	The income to which this form relates is not effectively connected with the conduct of a trade or business in the United States or is effectively connected but is not subject to tax under an income tax treaty, and
•	For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.
Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here ▶	................................................................... Signature of beneficial owner (or individual authorized to sign for beneficial owner)	................. ..... Date (MM-DD-YYYY)	............... ........................ Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions.	Cat. No. 25047Z	Form W-8BEN(Rev. 12-2000)

     Questions and requests for assistance may be directed to the Information Agent or the Dealer Managers at their respective addresses and telephone numbers set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery or other related tender offer materials may be obtained from the Information Agent or from brokers, dealers, commercial banks or trust companies.

The Information Agent for the Offer is:

105 Madison Avenue
New York, New York 10016

Banks and Brokers Call Collect: (212) 929-5500

All Others Call Toll Free: (800) 322-2885

The Dealer Managers for the Offer are:

JP MORGAN In Canada: 200 Bay Street South Tower, Suite 1800 Royal Bank Plaza Toronto, Ontario Canada M5J 2S2	CIBC WORLD MARKETS INC. In Canada: 161 Bay Street, BCE Place P.O. Box 500 Toronto, Ontario Canada, M5J 2S8

In the United States: 277 Park Avenue New York, NY 10172 Telephone: (212) 483-2323	In the United States: 245 Park Avenue New York, New York 10017 Telephone: (212) 856-4000